Exhibit 99.1

Veraz Networks Reports First Quarter 2009 Financial Results

Achieves First Quarter Financial Guidance

SAN JOSE, Calif., May 7, 2009 (BUSINESS WIRE)—Veraz Networks, Inc. (NASDAQ:VRAZ), the leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the first quarter ended March 31, 2009.

“I am pleased to report that Veraz delivered a solid first quarter financial performance that met or exceeded the revenue, net income and cash flow guidance previously provided by management” said Doug Sabella, Chief Executive Officer of Veraz Networks. “As we entered the first quarter, we faced a number of challenges including a difficult global economic climate and the historic seasonality of our first quarter business. Despite those challenges, we were able to deliver high quality IP product and services revenues with good margins, due largely to the continued demand for our technology and platforms from our new and existing customers. In addition, we recorded quarterly services revenues and the related services margins that were the highest in the history of the company”.

Financial Highlights

•

Revenues were $21.0 million, meeting the previous management guidance range of $21 million to $23 million. Total gross margin percentage for the first quarter of 2009 was 58%, the highest Q1 gross margin in the history of Veraz.

•

Net loss was ($3.0 million) or ($0.07) loss per share, which was better than management guidance range of ($4 million to $3 million), or ($0.10 to $0.07) loss per share. On a non-GAAP basis, Veraz recorded a net loss of ($1.9 million), or ($0.04) loss per share , which was better than management guidance range of a net loss of ($3 million to $2 million), or ($0.07 to $0.05) loss per share.

•

Cash use from operations was ($2.0 million), which was better than management guidance range of cash use from operations of ($3 million to $4 million). As of March 31, 2009, cash, cash equivalents and investments were $36.4 million and the company had no debt.

“The wireless market is a core market for Veraz and it continues to provide growth opportunities around the world”, said Sabella. “In the first quarter of 2009, one of the largest mobile operators in Latin America began deploying Veraz products, and we continue to see strong demand from our customers around the globe.”

Recent Highlights

•	Veraz saw strong demand for its ControlSwitch, adding three new switching customers during the quarter.

•	In North America, Excel Communications relied on Veraz’s ControlSwitch platform to deliver over one billion minutes of use (MOU) of both IP and traditional TDM voice traffic, a significant milestone.

•	The revenue diversity and strength of Veraz’s large installed based of customers continued in Q1 with the top ten of Veraz’s customers contributing 52% of Veraz quarterly revenue.

•

Veraz Networks’ I-Gate 4000 family of media gateways were certified and began shipping to one of the largest mobile operators in Latin America. Veraz is now deployed in the network of two of the top three mobile operators in Latin America.

•	Veraz delivered and deployed its latest release of the ControlSwitch Interconnect solution, further extending its leadership in enabling operators to effectively manage and transport IP sessions.

Financial Guidance

The company projects revenues for the second quarter of 2009 to be in the range of $22 million to $24 million, and a net loss of ($2 million to $1 million) or ($0.05 to $0.03) loss per share; and on a non-GAAP basis, a net loss of ($1 million) to breakeven or ($0.03) loss per share to breakeven per share (after excluding stock compensation).

“In summary, we delivered a quarter within the financial guidance that we had outlined last quarter”, said Sabella. “We have a strong customer base diversified by geography, size, type of network operated, and types of services provided. We operate around the world and are very experienced in successfully selling, installing, operating and servicing customers that have a wide variety of needs. At a time when many others in our industry are experiencing difficulties, we have cash, no debt, a good cost structure and a set of products and services that are aligned with the needs of one of the fastest growing communications segments in the world.”

Conference Call Information

Veraz will host a conference call and live webcast at 4:30 p.m. (1:30 p.m. Pacific Time) this afternoon to discuss the results and the Company’s projected financial guidance. For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at +1-412-858-4600. Veraz will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for eight days. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#. In addition, Veraz’s press release will be distributed via Business Wire and posted on the Veraz website before the conference call begins.

About Veraz Networks

Veraz Networks, Inc. (NASDAQ: VRAZ - News), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. Please visit www.veraznetworks.com.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net (loss) income and non-GAAP net (loss) income allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•

Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under SFAS 123(R). Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. As Veraz applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our expected financial results for the second quarter, the expected gross margins for Veraz and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC. These filings are available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com.

Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
IP Products	$13,050	$20,744
DCME Products	1,198	1,576
Services	6,703	5,563

Total revenues	20,951	27,883

Cost of Revenues:
IP Products	5,434	8,408
DCME Products	487	585
Services	2,888	3,938

Total cost of revenues	8,809	12,931

Gross profit	12,142	14,952

Operating Expenses:
Research and development, net	5,208	7,873
Sales and marketing	6,530	7,806
General and administrative	2,808	2,936

Total operating expenses	14,546	18,615

Loss from operations	(2,404)	(3,663)
Other income (expenses), net	(534)	636

Loss before income taxes	(2,938)	(3,027)
Income taxes provision	70	67

Net loss	(3,008)	(3,094)

Net loss per share - basic and diluted	$(0.07)	$(0.07)

Weighted-average shares outstanding used in computing net loss per share — basic and diluted:	43,165	41,395

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2009	2008
Reported net loss (GAAP basis)	$(3,008)	$(3,094)
Non-GAAP adjustment
Stock based compensation (1)	1,152	1,080

Non-GAAP net loss	$(1,856)	$(2,014)

Weighted-average shares outstanding used in computing net loss — diluted: (for Non-GAAP)	43,165	41,395

Reported net loss per share - basic and diluted (GAAP basis)	$(0.07)	$(0.07)
Stock based compensation (1)	$0.03	$0.02

Non-GAAP net loss per share - basic and diluted	$(0.04)	$(0.05)

(1) Stock based compensation for the three months ended March 31, 2009 and 2008, was as follows:

	Three Months Ended March 31,
	2009	2008
Cost of revenues	$261	$213
Research and development, net	382	345
Sales and marketing	304	331
General and administrative	205	191

	$1,152	$1,080

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$20,929	$35,388
Restricted cash	600	604
Short-term investments	14,853	2,650
Accounts receivable, net	28,221	31,666
Inventories	9,864	12,284
Prepaid expenses	1,767	2,097
Deferred tax assets	773	945
Other current assets	2,656	3,674
Due from related parties	825	912

Total current assets	80,488	90,220
Property and equipment, net	4,436	4,635
Other assets	558	345

Total assets	$85,482	$95,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,719	$5,671
Accrued expenses	11,836	13,204
Income tax payable	416	354
Deferred revenue	12,887	17,177
Due to related parties	4,157	6,670

Total current liabilities	35,015	43,076

Stockholders’ equity:
Common stock and additional paid-in-capital	130,238	129,078
Deferred stock-based compensation	(8)	(32)
Accumulated other comprehensive income	435	268
Accumulated deficit	(80,198)	(77,190)

Total stockholders’ equity	50,467	52,124

Total liabilities and stockholders’ equity	$85,482	$95,200